                                 AMENDMENT NO. 2

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of July 1, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM International Mutual Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory payable by AIM Asia Pacific Growth Fund, AIM European Growth Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund and AIM International Growth Fund effective July 1, 2007;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                     EFFECTIVE DATE OF
NAME OF FUND                        ADVISORY AGREEMENT
------------                        ------------------
AIM Asia Pacific Growth Fund        November 25, 2003

AIM European Growth Fund            November 25, 2003

AIM Global Aggressive Growth Fund   November 25, 2003

AIM Global Growth Fund              November 25, 2003

AIM International Core Equity Fund  November 25, 2003

AIM International Growth Fund       November 25, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM ASIA PACIFIC GROWTH FUND
                            AIM EUROPEAN GROWTH FUND
                          AIM INTERNATIONAL GROWTH FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $250 million...........      0.935%
Next $250 million............       0.91%
Next $500 million............      0.885%
Next $1.5 billion............       0.86%
Next $2.5 billion............      0.835%
Next $2.5 billion............       0.81%
Next $2.5 billion............      0.785%
Over $10 billion.............       0.76%

                        AIM GLOBAL AGGRESSIVE GROWTH FUND
                             AIM GLOBAL GROWTH FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $250 million...........      0.80%
Next $250 million............      0.78%
Next $500 million............      0.76%
Next $1.5 billion............      0.74%
Next $2.5 billion............      0.72%
Next $2.5 billion............      0.70%
Next $2.5 billion............      0.68%
Over $10 billion.............      0.66%

                       AIM INTERNATIONAL CORE EQUITY FUND

NET ASSETS                      ANNUAL RATE
----------                      -----------
First $500 million...........      0.75%
Next $500 million............      0.65%
From $1 billion..............      0.55%
From $2 billion..............      0.45%
From $4 billion..............      0.40%
From $6 billion..............     0.375%
From $8 billion .............      0.35%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INTERNATIONAL MUTUAL FUNDS


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        A I M ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        3